As filed with the Securities and Exchange Commission on November 19, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Savannah Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1861820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
25 Bull Street, 6th Floor, Savannah, Georgia 31401 912-629-6500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	John C. Helmken II 25 Bull Street, 6th Floor, Savannah, GA 31401 912-629-6500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Wiley Ellis Ellis, Painter, Ratterree & Adams, LLP 2 E. Bryan Street, 10th Floor Savannah, Georgia 31401 (912) 233-9700	Mark C. Kanaly Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered/ Proposed maximum aggregate offering price per unit (1)	Proposed maximum offering price (2)	Amount of registration fee (3)
Debt Securities
Common Stock, par value $1.00 per share
Preferred Stock, par value $1.00 per share
Warrants
Rights
Total		$ 12,000,000	$ 669.60

(l)  Not applicable pursuant to General Instruction II.D of Form S-3.

(2) Includes such indeterminate number or amount of debt securities, common stock, preferred stock, warrants and rights as from time to time may be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions; provided that in no event will the aggregate initial offering price of all securities sold under this registration statement exceed $12,000,000. If any debt securities are issued at an original issue discount, the aggregate initial offering price as so discounted shall not exceed $12,000,000, notwithstanding that the stated principal amount of such debt securities may exceed such amount. Any securities registered hereunder may be sold separately or as units consisting of more than one type of security registered hereunder.

(3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the proposed maximum aggregate offering price of all the securities listed.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 19, 2009

THE SAVANNAH BANCORP, INC.

Debt Securities
Common Stock
Preferred Stock
Warrants
Rights

We may offer, from time to time, up to $12,000,000 of our debt securities, common stock, preferred stock, warrants, or rights, which we collectively refer to as the “securities.”  We may offer and sell any combination of the securities described in this prospectus in different series at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will describe the terms of any offering of these securities, including any underwriting arrangements. See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Market under the trading symbol “SAVB.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before your invest in our securities.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2009.

TABLE OF CONTENTS
	Page		Page
Important Information About This Prospectus	1	Description of Preferred Stock	22
Available Information	1	Description of Warrants	22
Incorporation of Certain		Description of Rights	23
Information by Reference	2	Legal Ownership and Book-Entry
Special Note on Forward Looking		Issuance	23
Statements and Risk Factors	2	Ratio of Earnings to Fixed Charges	24
Company Summary	4	Use of Proceeds	24
Description of Securities We May Offer	4	Plan of Distribution	24
Description of Debt Securities	5	Validity of the Securities	26
Description of Common Stock	21	Experts	26

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. No person is authorized to give any information or represent anything not contained in this prospectus or any prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. We urge you to read this prospectus, any accompanying prospectus supplement and other offering material together with additional information described under the heading “Incorporation of Certain Information By Reference.”

In this prospectus, we refer to debt securities, common stock, preferred stock, warrants and rights collectively as the “securities.” The terms “we,” “our,” “ours” and “us” refer to The Savannah Bancorp, Inc. and our consolidated subsidiaries, except that in the discussion of the capital stock and related matters, these terms refer solely to The Savannah Bancorp, Inc. and not to any of its subsidiaries.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the NASDAQ Global Select Market, One Liberty Plaza, 165 Broadway, New York, NY 10006, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•
the description of our common stock contained in our Registration Statement on Form S-1 dated February 8, 1990 (including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock); and

•
all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.savb.com. You can also request those documents from our Corporate Secretary at the following address:

25 Bull Street
Savannah, Georgia 31401
(912) 629-6500

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

SPECIAL NOTE ON FORWARD LOOKING STATEMENTS AND RISK FACTORS

Certain of the statements in this prospectus and the other documents incorporated by reference in this prospectus, particularly those anticipating future performance, business prospects, growth and operating strategies, proposed acquisitions, and similar matters, and those that include the words “believes,” “anticipates,” “forecast,” “estimates” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, The Savannah Bancorp claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties.

The following important factors could cause future results to differ:

•
the effects of the current economic crisis and general business conditions, including, without limitation, the continuing dramatic deterioration of the subprime, mortgage, credit and liquidity markets, as well as the Federal Reserve’s actions with respect to interest rates;

•
the effects of and changes in trade, monetary and fiscal policies, as well as legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, as well as changes affecting financial institutions’ ability to lend and otherwise do business with consumers;

•
the risks of changes in interest rates and the yield curve on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest rate sensitive assets and liabilities;

•	risks related to loans secured by real estate, including further adverse developments in the real estate markets that would decrease the value and marketability of collateral;

•	the inability of the Company to raise additional capital or to pursue other strategic initiatives;

•
adverse conditions in the stock market and other capital markets and the impact of those conditions on our capital markets and capital management activities, including our investment and wealth management advisory businesses;

•	changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which the Company is perceived in such markets;

•	the effects of harsh weather conditions, including hurricanes;

•	changes in United States foreign or military policy;

•	the timely development of competitive new products and services by the Company and the acceptance of those products and services by new existing customers;

•	the willingness of customers to accept third-party products marketed by us;

•	the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa;

•	the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	technological changes;

•	changes in consumer spending and saving habits;

•
the effect of corporate restructuring, acquisitions or dispositions, including the actual restructuring and other related charges and the failure to achieve the expected gains, revenue growth or expense savings from such corporate restructuring, acquisitions or dispositions;

•	the growth and profitability of our noninterest or fee income being less than expected;

•	unanticipated regulatory or judicial proceedings;

•	the impact of changes in accounting policies by the SEC or the Financial Accounting Standards Board;

•	the limited trading activity of our common stock;

•	the effects of our lack of a diversified loan portfolio, including the risks of geographic concentrations;

•	adverse changes in the financial performance and/or condition of our borrowers, which could impact the repayment of those borrowers' outstanding loans;

•	the success of the Company at managing the risks involved in the foregoing; and

•	other risks identified in The Savannah Bancorp’s SEC reports and public announcements.

We do not have any intention or obligation to update forward-looking statements to reflect new information, future events or risks or the eventual outcome of the facts underlying the forward-looking statements.  New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur or to occur in a manner different from what we expect.

The risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and as updated in any future filings with the SEC, could cause our results to differ materially from those expressed in forward-looking statements. There may also be other risks that we are unable to predict at this time.

COMPANY SUMMARY

The Company was incorporated as a Georgia business corporation on October 5, 1989, for the purpose of becoming a bank holding company.  The Company became a bank holding company within the meaning of the Federal Bank Holding Company Act and the Georgia Bank Holding Company Act upon the acquisition of 100 percent of the common stock of The Savannah Bank, National Association ("Savannah") on August 22, 1990.

On December 15 1998, the Company acquired Bryan Bancorp of Georgia, Inc. (“Bryan”), the bank holding company for Bryan Bank & Trust (“Bryan Bank”), and Bryan Bank became a wholly-owned subsidiary of the Company.

On February 6, 2006, the Company formed Harbourside Community Bank (“Harbourside”), a federal stock savings bank, located on Hilton Head Island, South Carolina.  Effective September 30, 2009, the Company merged the charter of Harbourside into Savannah.

The Company acquired all of the net assets of Minis & Co., Inc. (“Minis”) as of August 31, 2007.  The net assets of Minis were incorporated into a new, wholly-owned subsidiary of the Company which operates under the name of Minis & Co., Inc.  Minis is a registered investment advisor based in Savannah, Georgia, offering a full line of investment management services.

On September 30, 2008, the Company formed a new subsidiary, SAVB Holdings, LLC (“SAVB Holdings”), to hold previously identified problem loans (including problem and nonperforming loans) and foreclosed real estate (“OREO”) primarily from its Harbourside subsidiary.

Savannah, Bryan Bank, Minis and SAVB Holdings are the four operating subsidiaries of the Company.  The two bank subsidiaries, collectively, are referred to as the “Subsidiary Banks” or “Banks”.  Savannah received its charter from the Office of the Comptroller of the Currency (“OCC”) to commence business and opened for business on August 22, 1990.  Bryan Bank received its charter from the Georgia Department of Banking and Finance (“GDBF”) in December 1989.  The deposits at the Subsidiary Banks are insured by the Federal Deposit Insurance Corporation ("FDIC").

As of September 30, 2009, Savannah had eight full service offices and one loan production office, total assets of $766 million, total loans of $640 million, total deposits of $665 million, total shareholders’ equity of $61 million and $2.7 million in net income for the nine months then ended.  As of September 30, 2009, Bryan Bank had two full service offices, total assets of $254 million, total loans of $212 million, total deposits of $217 million, total shareholders’ equity of $22 million and net income of $2.2 million for the nine months then ended.  Harbourside had a net loss of $2.4 million for the nine months ended September 30, 2009 prior to its merger with Savannah.

In September 2005, the Company formed SAVB Properties, LLC for the primary purpose of owning a 50 percent interest in two real estate partnerships.  Johnson Square Associates, a Georgia general partnership, owns a seven-story, 35,000 square foot building at 25 Bull Street on Johnson Square in downtown Savannah.  The Company currently leases approximately 25 percent of this space for its corporate headquarters and the main office of Savannah.  Whitaker Street Associates, a Georgia Limited Partnership, owns the 80’ x 200’ parking lot directly across Whitaker Street from 25 Bull Street.

Under an agreement with the City of Savannah, the parking lot was recently re-developed as part of a 3 acre, 1100 space underground parking garage.  The partnership’s surface parking lot was restored and now includes the structural foundation adequate to support a 6-story building, the maximum height allowed on this property by city ordinances.  This lot adjoins Ellis Square, one of Savannah’s original squares, which is being restored by the City of Savannah.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our debt securities, common stock, preferred stock, warrants and rights that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF DEBT SECURITIES

General

Unless stated otherwise in the applicable prospectus supplement, the following description outlines the material terms of the senior debt securities and the subordinated debt securities, which we collectively refer to as the debt securities, that we may offer from time to time. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the applicable prospectus supplement relating to the particular series of debt securities.

We will issue the senior debt securities under an indenture which we will enter into with a trustee to be determined at the time of an offering of such securities. We will issue the subordinated debt securities under a separate indenture which we also will enter into with a trustee to be determined at the time of an offering of such securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” and we may supplement the indentures from time to time after we execute them according to their terms.

The following description of the debt securities may not be complete and is subject to and qualified in its entirety by reference to the form of either the senior or the subordinated indenture relating to the particular series of debt securities, each of which we have filed as an exhibit to the registration statement that contains this prospectus. Capitalized terms used but not defined in this description will have the meanings given to them in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference into this prospectus.

Terms

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt but will be subordinated to all of our existing and future secured indebtedness, but only to the extent of the applicable collateral. The indebtedness represented by the subordinated debt securities will rank junior to our senior debt in right of payment, under the terms set forth in the subordinated indenture, and will be subject to our prior payment in full of our senior debt, all as described below under “—Subordination.”

The indentures will not limit the aggregate principal amount of debt securities that we may issue; however, the amount of debt securities we offer will be limited to the amount described on the cover of this prospectus. We may issue debt securities, in one or more series from time to time, as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities we previously issued. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

Each indenture will permit more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

(1) the title of the debt securities of the series and whether the debt securities are senior debt securities or subordinated debt securities;

(2) the aggregate principal amount of the debt securities of the series;

(3) the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

(4) the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

(5) if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

(6) the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

(7) the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(8) the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(9) the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indentures), interest or Additional Amounts (as defined in the indentures) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indentures may be served;

(10) if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

(11) the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

(12) any obligation of ours to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

(13) the currency or currencies in which we will sell the debt securities and in which the debt securities of the series will be denominated and payable;

(14) whether the amount of payment of principal of, and any premium, Make-Whole Amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

(15) whether the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

(16) any provisions granting special rights to the holders of the debt securities of the series at the occurrence of certain events;

(17) any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

(18) whether the debt securities of the series will be issued in definitive or book-entry form, represented by a global security, and the related terms and conditions;

(19) whether the debt securities of the series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

(20) the applicability, if any, of the defeasance or covenant defeasance provisions described below under “ — Discharge, Defeasance and Covenant Defeasance” on any series of debt securities;

(21) any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

(22) whether we may extend the interest payment periods and, if so, the terms of any extension;

(23) if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

(24) any other covenant or warranty included for the benefit of the debt securities of the series;

(25) any proposed listing of the debt securities of the series on any securities exchange; and

(26) any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities of a series may provide for less than their entire principal amount to be payable if we accelerate the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.

The indentures will not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

Denominations, Interest, Registration and Transfer

Unless stated otherwise in the applicable prospectus supplement, debt securities we issue in registered form of any series will be issued in denominations of $1,000 and multiples of $1,000 and debt securities we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000.

The principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the applicable prospectus supplement and except as described otherwise in the applicable prospectus supplement, at the corporate trust office of the trustee. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We will have the right to require a holder of debt securities, in connection with any payment on such debt securities, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series of debt securities. All monies we pay to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the debt security will be able to look only to us for payment.

Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

(1) be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

(2) be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than ten days before the special record date.

Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, provided that we maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee will be required to do any of the following:

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

(3) exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

(4) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

Book-Entry Delivery and Settlement

Global Notes

We will issue debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC in the United States, Clearstream Banking, societe anonyme, Luxembourg, which we refer to as “Clearstream,” or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised that:

(1) DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

(2) DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

(3) Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

(4) DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

(5) Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

(6) The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters for any series of debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for any series of debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

(1) upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

(2) ownership of debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of debt securities represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of debt securities represented by a global note upon surrender by DTC of the global note if:

•
DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or
•	we determine not to have the applicable series of debt securities of such series represented by a global note.

    Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Merger, Consolidation or Sale

Each indenture will provide that we may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that:

(1) we are the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default;

(3) if, as a result of the transaction, our property or assets would be subject to an encumbrance that would not be permitted under the indenture, we shall take steps to secure the debt securities equally and ratably with all indebtedness secured in the transaction; and

(4) certain other conditions that are described in the indentures are met.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indentures.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of substantially all of our assets. Unless stated otherwise in the applicable prospectus supplement, there will be no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Certain Covenants of the Debt Securities

Unless stated otherwise in the applicable prospectus supplement for a particular series of debt securities, each indenture will contain the provisions described below.

Except as permitted under “— Merger, Consolidation or Sale” above, we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.

We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from selling or otherwise disposing of our properties or the properties of our subsidiaries in the ordinary course of business.

We will pay or discharge, or cause to be paid or discharged, before they become delinquent,

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon income, profits or property of us or our subsidiaries; and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours;

provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the debt securities of a series (except any such term, provision or condition which could not be amended without the consent of all holders of such series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Unless stated otherwise in the applicable prospectus supplement for any series of debt securities, each of the following “Events of Default” will be set forth in the indentures and will be applicable to each series of debt securities we may issue under those indentures:

(1) we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

(2) we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

(3) we fail to make any sinking fund payment when due as required for any debt security of that series;

(4) we default in the performance of or breach any other covenant or agreement we made in the indenture that is applicable to the debt securities of that series other than a covenant added to the indenture solely for the benefit of another series of debt securities, which default or breach has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

(5) we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us in an amount to be set forth in the indenture governing the notes (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us in accordance with the indenture;

(6) certain events of bankruptcy, insolvency or reorganization occur; and

(7) any other event of default specified in the applicable prospectus supplement occurs.

Acceleration of Debt Securities

If there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the debt securities of, and any specified premium or Make-Whole Amount on, all of the debt securities of that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

(1) we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts, on the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(2) all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

(1) our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

(2) a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee generally will be required to give notice to the holders of the debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

(1) our failure to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

(2) any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.

Each indenture will provide that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, for 60 days, after (1) it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee and (2) no direction inconsistent with such written request has been given to the trustee during that 60 day period by the holders of a majority in principal amount of the outstanding debt securities of the series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee will not be under any obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.

Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

Modification and amendment of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each debt security affected, do any of the following:

(1) change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, any premium, Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

(3) reduce the amount of principal of an original issue discount security, indexed security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

(4) change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(6) reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

(7) make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

(8) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

(1) to evidence the succession of another person to us as obligor under the indenture;

(2) to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall

•	become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision; or
•	not apply to any outstanding debt securities created prior to the change or elimination;

(6) to secure the debt securities;

(7) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other of our securities or property;

(8) to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

(9) to cure any ambiguity, defect or inconsistency in an indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

(10) to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

(11) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; provided that, in each case above, the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect; or

(12) to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property.

Subordination

Unless stated otherwise in the applicable prospectus supplement for a particular series of subordinated debt securities, or as described below, the following subordinated indenture provisions will apply to the subordinated debt securities.

The subordinated debt securities will be unsecured and subordinated in right of payment to all of our existing and future secured and senior debt. As a result, upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indentures in right of payment to the prior payment in full of all our senior debt and our secured debt. Our obligation to make payments of the principal of and interest on the subordinated debt securities will not otherwise be affected.

We may not make payments of principal or interest on the subordinated debt securities at any time we are in default on any payment with respect to our senior debt, or we have defaulted on any of our senior debt resulting in the acceleration of the maturity of the senior debt, or if there is a judicial proceeding pending with respect to our default on our senior debt, and we have received notice of the default. We may resume payments on the subordinated debt securities when the default is cured or waived if the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior debt in full, holders of subordinated debt securities will still be subrogated to the rights of holders of our senior debt for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full.

If payment or distribution on account of the subordinated debt securities of any character or security, whether in cash, securities or other property, is received by a holder of any subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all our senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of our senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full.

Upon payment or distribution of assets to creditors upon insolvency, bankruptcy, receivership, reorganization, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding up of or relating to our company as a whole, whether voluntary or involuntary, the holders of all senior debt securities will first be entitled to receive payment in full before holders of the outstanding subordinated debt securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the outstanding subordinated debt securities.

After we have paid in full all sums we owe on our senior debt, the holders of the subordinated debt securities, if so issued, together with the holders of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. We will make payment on subordinated debt securities before we make any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to subordinated debt securities.

By reason of this subordination, if we become insolvent, holders of senior debt, as well as certain of our general creditors, may receive more, and holders of subordinated debt securities may receive less, than our other creditors, including holders of any of our senior debt securities. This subordination will not prevent the occurrence of any event of default on the subordinated debt securities.

The subordinated indenture will define senior debt as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1) debt for money we have borrowed;

(2) debt evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3) debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued for our account;

(4) debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on our property;

(5) our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease;

(6) any deferral, amendment, renewal, extension, supplement, modification or refunding of any liability of the kind described in any of the preceding paragraphs (1) through (5);

(7) our obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments; and

(8) every obligation or debt of the kind described in the preceding paragraphs (1) through (7) of another person and all dividends of another person the payment of which, in either case, we have guaranteed or for which we are responsible or liable, directly or indirectly, as obligor or otherwise; and

provided, however, that, in computing our debt, any particular debt will be excluded if:

(1) upon or prior to the maturity thereof, we have deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of our assets; and

(2) we have delivered an officers’ certificate to the trustee that certifies that we have deposited in trust with the depositary the sufficient amount.

Senior debt will exclude the following:

(1) any debt referred to in paragraphs (1) through (5) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to our subordinated debt securities, or ranks equal with the subordinated debt securities;

(2) our subordinated debt securities;

(3) any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

(4) any debt of ours for wages payable to our executive officers and directors;

(5) any debt to any employee of ours; and

(6) all other indebtedness of ours sold to any of our subsidiaries, including any limited liability companies, partnerships or trusts established or to be established by us, in each case where the subsidiary is a financing entity of ours in connection with the issuance by such financing entity of securities that are similar to the debt securities.

There will be no limit on the amount of senior debt or other debt that we may incur in the subordinated indentures.

Discharge, Defeasance and Covenant Defeasance

Unless stated otherwise in the applicable prospectus supplement, and, unless the terms of a series of debt securities provides otherwise, under each indenture, we may discharge our obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). We can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

(1) to be defeased and be discharged from any and all obligations with respect to the debt securities of that series, except our obligations to:

•	pay any Additional Amounts upon the occurrence of certain tax and other events,
•	register the transfer or exchange of the debt securities,
•	replace temporary or mutilated, destroyed, lost or stolen debt securities,
•	maintain an office or agency for the debt securities, and
•	to hold moneys for payment in trust; or

    (2) to be defeased and discharged from our obligations with respect to the debt securities of that series described under “— Certain Covenants of the Debt Securities” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.

If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

(1) we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

(2) any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

(3) no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of that series elects to receive payment in a currency in which the deposit was made in respect of the debt security; or

(2) a conversion event (as defined below) occurs in respect of the currency in which the deposit was made;

the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.

Unless stated otherwise in the applicable prospectus supplement, “conversion event” means the cessation of use of:

(1) a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

(2) any currency unit or composite currency for the purposes for which it was established.

Unless stated otherwise in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

In the event we effect covenant defeasance with respect to any series of debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than:

(1) the event of default described in clause (4) of the first paragraph under “— Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series; or

(2) the event of default described in clause (7) under “— Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series are convertible into or exchangeable for our common stock or other securities or property of ours will be set forth in the applicable prospectus supplement. These terms will include:

(1) the conversion or exchange price, or manner for calculating a price;

(2) the exchange or conversion period; and

(3) whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property of ours as of a time stated in the prospectus supplement.

The conversion exchange price of any debt securities of any series that is convertible into our common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Governing Law

The indentures will be governed by and will be construed in accordance with the laws of the state of New York.

Redemption of Debt Securities

If so specified in the applicable prospectus supplement, debt securities of any series may be wholly or partially redeemed at our option, at any time. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock, including our Articles of Incorporation and Bylaws, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Articles of Incorporation and Bylaws. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws to review all of the terms of our common stock that may be important to you.

Our authorized common stock consists of 20,000,000 shares, $1.00 par value per share ("Common Stock").  As of the date of this prospectus, 5,932,346 shares of Common Stock were issued and outstanding.  All of such outstanding shares of Common Stock are validly issued, fully paid and nonassessable.  Holders of record of Common Stock will be entitled to receive dividends when and if declared by our Board of Directors out of our funds legally available therefor.  In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, including the liquidation preference of all classes of our preferred stock, if any, each holder of Common Stock will be entitled to receive such holder's pro rata portion of our remaining net assets, if any.  Each share of Common Stock has one vote, and there are no preemptive, subscription, conversion or redemption rights.  Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “SAVB.”

DESCRIPTION OF PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock").  As of the date of this prospectus, no shares of Preferred Stock were outstanding.  The Preferred Stock constitutes what is commonly referred to as "blank check" preferred stock.  "Blank check" preferred stock allows our Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, to cause us to issue shares of any series, and to fix and determine separately for each series their relative rights, preferences and privileges.  Dividends on shares of Preferred Stock, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over Common Stock as to the payment of such dividends.  The provisions of a particular series, as designated by the Board of Directors, may, among other things, include restrictions on our ability to purchase shares of Common Stock or to redeem a particular series of Preferred Stock.  Depending upon the voting rights granted to any series of Preferred Stock, issuance thereof could result in a reduction in the power of the holders of Common Stock.  In the event of our dissolution, liquidation or winding up, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends.  Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could result in a reduction in the assets available for distribution to the holders of the Common Stock in the event of our liquidation.  Holders of Preferred Stock will not have preemptive rights provided for by law to acquire any additional securities issued by the Company.  Once a series has been designated and shares of the series are outstanding, the rights of holders of that series may not be modified adversely except by a vote of at least a majority of the outstanding shares constituting such series.

One of the effects of the existence of authorized but unissued shares of Common Stock or Preferred Stock may be to enable our Board of Directors to render it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer at a control premium price, proxy contest or otherwise and thereby protect the continuity of or entrench our management, which may have a potentially adverse effect on the market price of the Common Stock.  If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in our best interests, the Board of Directors could cause such shares to be issued without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information By Reference.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock or other securities. We may issue rights independently or together with other securities. Rights sold with other securities may be attached to or separate from the other securities.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the aggregate number of rights offered, the exercise price of the rights, the dates or periods during which the rights are exercisable and any other specific terms of the rights.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable subscription rights agreement if we offer rights, see “Incorporation of Certain Information By Reference.” We urge you to read the applicable form of rights and the applicable prospectus supplement and any other offering material in their entirety.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of global securities will not:
•	be entitled to have any of the individual securities of the series represented by such global security registered in their names;
•	receive or be entitled to receive physical delivery of any such securities in definitive form; and

•	be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

The information in this section concerning the depository and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2008 and the nine months ended September 30, 2009 are as follows:

		Years Ended December 31,
	9 Months Ended September 30, 2009	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges (unaudited) (1): Excluding deposit interest Including deposit interest	0.96 1.00	3.98 1.37	3.79 1.39	5.08 1.66	6.52 1.93	4.98 2.00

(1)
Earnings are defined as the sum of earnings before income taxes, fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges are defined as interest expensed and capitalized plus interest within rent expense, which is estimated to be one-third of rent expense.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;
•	directly to institutional investors;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents to the public or to institutional investors; or
•	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;
•	in “at the market offerings” within the meaning of the SEC’s Rule 415(a)(4);
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering of the securities, including:

•	the initial public offering price;
•	the method of distribution, including the names of any underwriters, dealers or agents;
•	the purchase price of the securities;
•	our net proceeds from the sale of the securities;
•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
•	any discounts or concessions allowed or reallowed or repaid to dealers; and
•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Any debt securities that we sell will be new issues of securities with no established trading market, and unless otherwise specified in the applicable prospectus supplement, we will not list any series of such securities on any exchange. It has not presently been established whether the underwriters, if any, of any of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.  No assurance can be given as to the liquidity of the trading market for the securities.

VALIDITY OF THE SECURITIES

Alston & Bird LLP, Atlanta, Georgia will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters’ counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Savannah Bancorp, Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the two-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of Mauldin & Jenkins, LLC, an independent registered public accounting firm and upon the authority of said firm as an expert in accounting and auditing. The consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 2006 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance upon the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as an expert in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.                 Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

Amount to be paid
SEC registration fee	$ 669.60
Legal fees and expenses	**
Accounting fees and expenses	**
Printing fees	**
Trustee’s fees and expenses	**
Miscellaneous	**

Total (without SEC registration fee)	$ **

** Estimates of these fees and expenses are not presently known.  Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.                      Indemnification of Directors and Officers

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (the “GBCC”) set forth provisions pertaining to the indemnification of and insurance for directors and officers of a corporation. The Georgia Business Corporation Code provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. The GBCC grants the Company the power to indemnify its directors and officers against liability for certain of their acts.

The Company's Articles of Incorporation generally provide that any director will be indemnified against liability to the Company or its shareholders for monetary damages for breach of the duty of care as a director or officer; provided, however, that the Company will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC; or (iv) for any transaction from which the director derives an improper personal benefit. The Company’s Articles of Incorporation further provide that, notwithstanding the foregoing, the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the GBCC.

The Company’s Bylaws provide that expenses incurred by any persons who are, were, or are threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined he is not entitled to be indemnified by the Company.

Item 16.                 Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement	*

4.1	See Articles V, VI, VII, VIII, IX and X of the Articles of Incorporation of the Company.	Exhibit 3.1 in the Company’s Registration Statement (Registration No. 33-33405) filed in February 1990.

4.2	See Articles II, III and VIII of the Bylaws of the Company.	Exhibit 4.2 in the Company’s Registration Statement (Registration No. 333-128724) filed in September 2005.

4.3	Form of Senior Note Indenture	**

4.4	Form of Subordinated Note Indenture	**

4.5	Specimen of Preferred Stock Certificate and Form of Designation of Preferred Stock	*

4.6	Form of Senior Note	*

4.7	Form of Subordinated Note	*

4.8	Form of Warrant	*

4.9	Form of Right	*

5.1	Opinion of Alston & Bird LLP	**

12.1	Statement regarding computation of earnings to fixed charges	**

23.1	Consent of Mauldin & Jenkins, LLC	**

23.2	Consent of BDO Seidman, LLP	**

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page).

*      To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**      Filed herewith.

Item 17.                      Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Savannah, State of Georgia, on November 17, 2009.

THE SAVANNAH BANCORP, INC.

By: /s/ John C. Helmken II
John C. Helmken II President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Helmken II, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on November 17, 2009.

Signatures	Title	Signatures	Title
/s/ John C. Helmken II John C. Helmken II	President, Chief Executive Officer (Principal Executive Officer) and Director	/s/ Michael W. Harden, Jr. Michael W. Harden, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ J. Wiley Ellis J. Wiley Ellis	Chairman of the Board and Director	/s/ L. Carlton Gill L. Carlton Gill	Director
/s/ Francis A. Brown Francis A. Brown	Director	/s/ Aaron M. Levy Aaron M. Levy	Director
/s/ E. James Burnsed E. James Burnsed	Vice Chairman and Director	/s/ J. Curtis Lewis III J. Curtis Lewis III	Director
/s/ Russell W. Carpenter Russell W. Carpenter	Director	/s/ M. Lane Morrison M. Lane Morrison	Director
/s/ Clifford H. Dales Clifford H. Dales	Director	/s/ J. Toby Roberts, Sr. J. Toby Roberts, Sr.	Director
/s/ Robert H. Demere, Jr. Robert H. Demere, Jr.	Director	/s/ James W. Royal, Sr. James W. Royal, Sr.	Director
/s/ Berryman W. Edwards, Jr. Berryman W. Edwards, Jr.	Director	/s/ Robert T. Thompson, Jr. Robert T. Thompson, Jr.	Director